EXHIBIT 99.1

FOR IMMEDIATE RELEASE


CONTACTS: Dave Stedman              Steve Thomson
          President & CEO           Chief Financial Officer
          LION, Inc.                LION, Inc.
          800-546-6463              800-546-6463

             LION ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER 2003
                18% REVENUE GROWTH COMPARED TO FIRST QUARTER 2002


SEATTLE, WA - APRIL 30, 2003--LION, INC. (OTC Bulletin Board: LINN), a leader in online services for connecting mortgage brokers with consumers and lenders, today announced its financial results for the first quarter ended March 31, 2003.

For the first quarter of 2003, revenue was $1,787,000, up 18% from $1,511,000 for the first quarter of 2002. Net income for the quarter improved to $156,000 compared to a net loss of $41,000 for the same quarter in the prior year.

"The Company's performance exceeded expectations in the first quarter of this year," states David Stedman, President and CEO of LION, Inc. "The first quarter results are encouraging when combined with new product introductions scheduled throughout 2003. The Company's performance continues to support an enterprise capable of producing increased revenue growth, sustained profitability and ultimately increased shareholder value."

"Expanding the LION marketplace and continuing to strengthen its product offering remains paramount to the Company's future success. Mortgage 101, LION's highly successful consumer site, set a new record by attracting over 3.5 million unique visitors in the first quarter as compared to 2.8 million during the fourth quarter of 2002. The Company has grown its co-branded real estate sites to over 22,500 affiliates, expanded its broker membership and added lenders and programs to its large lender database."

"The Company remains on schedule to launch new LION Pro website tools featuring new versions of NewsNow, Loan Search, and LO Web Sites. The Company has seen strong adoption of its new LOS product through its alliance with ABC Virtual, adding approximately 250 new LOS users during the first quarter. This early adoption supports the Company's new performance based business model by producing a new revenue stream generated by transaction fees. With the initial success of our key initiatives, LION continues to build momentum and remains optimistic that the trend will continue throughout the year."

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LION FINANCIAL RESULTS 2003 - 2

ABOUT LION, INC.

LION, Inc. is a leader in online services that connect mortgage brokers with lenders and consumers more efficiently. The Company serves over 6,700 originators with online broker loan productivity tools and websites powered by a database of over 70,000 regionalized wholesale and correspondent loan programs nationwide. LION also provides the foundational architecture and database for co-branded and private label web sites that connect consumers to leading companies in the over $2 trillion mortgage industry. LION, Inc. has offices in two locations: Seattle, at 4700-42nd Ave. SW, Seattle, WA 98116, and Denver, at 2000 S Colorado Blvd, Denver, CO, 80222. For more information, please visit www.lioninc.com.

                                       ###

This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release). Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: our substantial dependence on mortgage brokers and the mortgage broker industry; mortgage market trends; interest rate changes; housing and consumer trends effecting home purchases; the management of our potential growth; risks of new business areas and new Internet technology; joint-marketing and sales agreements; our need for additional financing; our ability to attract and retain high quality employees; changes in the overall economy and in technology; and the number and size of our Internet competitors. Statements in this release should be evaluated in light of these important factors. All information set forth in this release is as of April 30, 2003, and LION undertakes no duty to update this information. More information about these and other important factors that could affect our business and financial results is included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations", which is on file with the Securities and Exchange Commission. Additional information may also be set forth in those sections in our quarterly reports on Form 10-QSB previously filed with the Securities and Exchange Commission.




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LION FINANCIAL RESULTS 1st QTR 2003 - 3


                                   LION, Inc.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                      Q1 2003         Q4 2002         Q1 2002
                                    -----------     -----------     -----------

Revenues                            $ 1,786,720     $ 1,664,054     $ 1,510,963

Expenses
  Direct costs                          315,556         330,298         219,350
  Selling and marketing                 573,468         473,881         482,024
  General and administrative            539,653         535,794         638,637
  Research and development               87,401          79,389          89,805
  Depreciation and amortization         111,002         101,245         119,682
                                    -----------     -----------     -----------
                                      1,627,080       1,520,607       1,549,498
                                    -----------     -----------     -----------

       Operating income (loss)          159,640         143,447         (38,535)

Other expense - net                      (3,937)         (2,265)         (2,361)
                                    -----------     -----------     -----------

       NET INCOME (LOSS)            $   155,703     $   141,182     $   (40,896)
                                    ===========     ===========     ===========

Income (loss) per common share,
  basic and diluted                 $        --     $        --     $        --
                                    ===========     ===========     ===========



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LION FINANCIAL RESULTS 1st QTR 2003 - 4


                                   LION, Inc.
                            CONDENSED BALANCE SHEETS


                                     ASSETS

                                                      March 31,
                                                         2003       December 31,
                                                     (Unaudited)       2002
                                                     -----------    -----------

CURRENT ASSETS
  Cash and cash equivalents                          $   585,605    $   403,917
  Accounts receivable - net                              425,787        347,661
  Prepaid expenses and other                             105,470         71,388
                                                     -----------    -----------

       Total current assets                            1,116,862        822,966

PROPERTY AND EQUIPMENT, net                              989,970        940,372

OTHER ASSETS
  Goodwill - net                                         273,955        273,955
  Other assets                                            37,908         37,908
                                                     -----------    -----------

                                                     $ 2,418,695    $ 2,075,201
                                                     ===========    ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                 $   184,309    $   111,340
    Accrued liabilities                                  381,872        329,671
    Current maturities of long-term obligations           47,711         35,330
    Deferred revenue                                     320,521        295,497
                                                     -----------    -----------

         Total current liabilities                       934,413        771,838

LONG-TERM OBLIGATIONS, less current maturities            67,092         52,495

STOCKHOLDERS' EQUITY                                   1,417,190      1,250,868
                                                     -----------    -----------

                                                     $ 2,418,695    $ 2,075,201
                                                     ===========    ===========

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